                                       LEASE


     This Lease is made as of October 12, 1994, by and between AGF Property Management Corp., a Colorado corporation ("Landlord"), whose principal place of business is 410 17th Street, Suite 800, Denver, Colorado, and Wild Oats Markets, Inc., a Delaware corporation ("Tenant"), whose principal place of business is 1668 Valtec Lane, Boulder, Colorado.

                                   ARTICLE 1
                                  DEFINITIONS

The following terms have the following definitions:

     l.1 "Commencement Date". The Commencement Date is the date Landlord tenders possession of at least approximately 15,500 square feet of the Premises to Tenant in the condition described in Section 2.3 of this Lease.

     1.2 "Premises" means approximately 18,600 square feet in the building commonly known as 1111-23 South Washington Street, Denver, Colorado. The Premises are more particularly described in attached Exhibit A.

     1.3 "Term" means the period beginning with the Commencement Date, and ending on the earlier of the day this Lease expires or the day this Lease is terminated, as provided herein. The Term will include the optional extension periods, if such are exercised by Tenant.

     SL.4 "Lease Year" means each twelve month period beginning on the Commencement Date and each anniversary thereof.

     1.5 "Center" means the real property and improvements located on the land described on Exhibit B, attached hereto and incorporated herein by this reference.

                                   ARTICLE 2
                             PRELIMINARY AGREEMENTS

     2.1 Grant of Leasehold. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term and upon the terms, covenants and conditions set forth in this Lease.

     2.2 Landlord's Tendering of Possession. As of the date hereof (the "Possession Date") Landlord shall tender at least approximately 15,500 square feet of the Premises to Tenant. The remaining 3,100 square feet shall be delivered by Landlord, using commercially reasonable efforts to deliver such space as soon as practicable. In the event such 3,100 square feet are not delivered by Commencement Date, Tenant's Rent attributable to said 3,100 square feet, or portion thereof not delivered, shall be abated until so delivered on a per square foot basis, as Tenant's sole and exclusive remedy.

     2.3 Condition of Premises. Landlord shall deliver the Premises to Tenant in its as-is condition. At Tenant's request, Landlord has commissioned and delivered to Tenant, without representation or warranty, a report concerning the environmental condition of the Property, which report Tenant hereby accepts and approves.

                                   ARTICLE 3
                            TERM; OPTIONS TO EXTEND

     3.1 Term. The Term shall commence as of the Commencement Date and end on the date sixty (60) months after the Commencement Date, unless the Commencement late is other than the first day of a calendar month, in which event the Term shall end sixty (60) months after the first day of the calendar month following the month in which the Commencement Date occurs.

     3.2 Options. Landlord hereby grants to Tenant two (2) consecutive options (the "Option") to extend the Term for periods of ten (10) years each (the "Option Term"). The Option shall apply only to the original space leased hereunder (approximately 18,600) and shall be on the following terms and conditions:

          A. Written notice of Tenant's interest in exercising the Option shall be given to Landlord no later than four (4) months prior to the expiration of the Term ("Tenant's Notice").

          B. Unless Landlord is timely notified by Tenant in accordance with subparagraph A above, it shall be conclusively deemed that Tenant does not desire to exercise the Option, and the Lease shall expire in accordance with its terms, at the end of the Term.

          C. Tenant's right to exercise its Option shall be conditioned on: (i) Tenant not being in default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term; and (ii) Tenant not having subleased more than twenty-fivsr percent (25%) of the Premises or assigned its interest under the Lease as of the commencement of the Option Term or having vacated more than twenty-five percent (25%) of the Premises.

          D. The Option granted hereunder shall be upon the terms and conditions contained in the Lease

          E. After exercise of the Option above described, there shall be no further rights on the part of Tenant to extend the term of the Lease.

     3.3 Holding over; Removal of Fixtures; Surrender. If Tenant remains in possession of the Premises after the expiration of the Term without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments of Minimum Rent, Percentage Rent, and CAM, paid by Tenant immediately prior to such expiration or the current market rental rate for the Premises, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. To the extent that Percentage Rent for the month preceding the date of termination is not known as of the beginning of the holdover period, Percentage Rent for the purposes hereof shall be deemed to be the monthly average of the Percentage Rent for the prior two calendar quarters. Such monthto-month tenancy may be terminated by either party upon thirty (30) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the Term hereof or as relieving Tenant of its liability pursuant to this Paragraph and any holdover without Landlord's consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Article 15, including, without limitation, its right to recover consequential damages resulting from said holdover.

     Upon the expiration or earlier termination of the Term, Tenant shall cease doing business, and Tenant shall remove all trade fixtures, equipment, signs and personal property owned by Tenant ("Tenant's Property") from the Premises (and Tenant shall repair any damage caused by such removal) and surrender the Premises to Landlord in the condition the Premises are required to be maintained during the Term pursuant to the Lease, broom-clean, reasonable wear and tear excepted. Tenant shall surrender all keys to Landlord and shall inform Landlord of all combinations of locks, safes and vaults, if any, remaining on the Premises. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises. Upon the expiration of this Lease, Landlord shall have the right to purchase any or all of Tenant's Property at the fair market value of the same.

                                   ARTICLE 4
                                      RENT

     4.1 Minimum Rent.

          A. Commencing on the Commencement Date and thereafter during the initial four-year Term, Tenant shall pay Minimum Rent in the amount of $4.50 per square foot, which is approximately Six Thousand Nine Hundred Seventy-Five Dollars ($6,975.00) per month, payable in advance on or before the first day of each month. During the fifth (5th) year of the Term, Tenant shall pay Minimum Rent in the amount of $7.00 per square foot (unless otherwise adjusted higher as provided herein), which is approximately Ten Thousand Eight Hundred Fifty Dollars ($10,850.00) per month, payable in advance on or before the first day of each month. If the Commencement Date shall occur other than on the first or the last day of a calendar month, the first Minimum Rent shall be prorated on a daily basis, and shall be paid with the rent due for the next succeeding full month.

          B. Notwithstanding anything to the contrary set forth in subparagraph A above, Tenant shall have the right to occupy the Premises without payment of Minimum Rent and Percentage Rent for a period commencing on the date Tenant's obligation to pay rent would otherwise commence in accordance with Paragraph 4.1.A. of the Lease and terminating twelve (12) months from such date (the "Deferred Rent Period"). Notwithstanding the foregoing, Tenant is obligated to pay its Pro Rata Share of CAM and Real

Estate Taxes for the term of this Lease during the Deferred Rent Period. It is agreed that the rent payable under this Lease is allocable to, and shall be accrued by the parties during, their fiscal periods in which the same is actually paid as provided in this Paragraph, as modified by this subparagraph. Landlord and Tenant agree that no portion of the Minimum Rent paid by Tenant during that portion of the Term occurring after the expiration of the Deferred Rent Period shall be allocated by Landlord or Tenant to such Deferred Rent Period, nor is such rent intended by the parties to be allocable to the Deferred Rent Period. Notwithstanding the preceding, if Tenant's Gross Sales, as defined below, for the first twelve (12) months of the Term exceed Three Million Dollars ($3,000,000), Tenant shall pay Percentage Rent, as defined below, in the amount of 1.5% of the Gross Sales in excess of $3,000,000 in the manner in which Percentage Rent is paid as provided below.

          C. If for any reason at any time during the initial sixty (60) months of the Lease Tenant is in default hereunder for nonpayment of rent or violation of Section 9.1, which default is not cured within any applicable cure periods, Tenant shall owe to Landlord, in addition to all other amounts otherwise set forth herein, all amounts of Minimum Rent and Percentage Rent deferred pursuant to subparagraph B above. Such amounts shall be immediately due and payable upon the occurrence of any such default. Tenant shall have no obligation to pay such amounts if no Event of Default has occurred prior to the expiration of the initial sixty (60) months of the term.

          D. If Tenant exercises its option to extend the term for an additional ten years ("lst Option Period"), the Minimum Rent for such 1st Option Period shall be as follows (unless increased as otherwise provided in Paragraph 4.1.E. below):


          Years 6-7                                $7.00 per sf
          Years 8-15                               $7.50 per sf


             If Tenant exercises its option to extend the term for an additional ten years ("2nd Option Period"), the Minimum Rent for such 2nd Option Period shall be as follows (unless increased as otherwise provided in Paragraph 4.1.E. below):


          Year 16                                  $7.50 per sf
          Years 17-21                              $9.00 per sf
          Years 22-25                              $10.80 per sf

          E. Notwithstanding the above, if Percentage Rent (defined herein) is paid for any Lease Year (except the first Lease Year), such Percentage Rent when added to the Minimum Rent for that year shall constitute the Minimum Rent for the next Lease Year. (Example: In Lease Year 2, Tenant has Gross Sales of $9,000,000, requiring payment of Minimum Rent of $83,700 and Percentage Rent of $96,300 for a total of $180,000. The Minimum Rent for Lease Year 3 shall be $180,000. If in Lease Year 3 Tenant has Gross Sales of $10,000,000, Tenant shall pay a total of $200,000, which shall become the Minimum Rent for Lease Year 4. However, if in any Lease Year Gross Sales decrease by more than 15% from the previous Lease Year, the Minimum Rent shall not be increased under this paragraph. For example, continuing from the above example, if in Lease Year 4 Tenant's sales decreased by 16% to 8,400,000, Tenant's Minimum Rent shall remain at $180,000, rather than increase to $200,000. Since, during Lease Year 4 Tenant will pay Minimum Rent based upon $200,000, Tenant shall receive a credit against its Rent next due in accordance with the terms and conditions of paragraph 4.2.A. below.

     4.2 Percentaqe Rent- Payment; Audit of Gross Sales.

          A. In addition to the Minimum Rent, Tenant shall pay to Landlord for each Lease Year, as percentage rent ("Percentage Rent"), a sum equivalent to the amount, if any, by which two percent (2%) of Tenant's Gross Sales (as hereinafter defined) exceeds the Minimum Rent for such year, except for the First Lease Year during which Tenant shall pay 1.5% of Gross Sales in excess of $3,000,000. Such Percentage Rent shall be estimated and paid on or before thirty days from the close of each quarter of each Lease Year and shall be accompanied by a written statement of Gross Sales, certified as correct by Tenant. In the event that the total of the quarterly payments for Percentage Rent for each Lease Year is not equal to the Percentage Rent due for the entire Lease Year, then (a) Tenant shall pay to Landlord any deficiency with and at the time Tenant delivers its Annual Statement, or (b) Landlord shall credit Tenant's next payment of Minimum Rent with any excess. To the extent there are any partial months included in the Lease Year or there is a partial Lease Year, the Percentage Rent shall be prorated accordingly.

          B. Gross Sales Defined. The term "Gross Sales" is hereby defined to mean all sales of Tenant and of all licensees, concessionaires, and subtenants of Tenant, from all business conducted upon or from the Premises, whether such sales be evidenced by check, credit, gift certificates, charge accounts, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the Premises, together with the amount of all orders taken or received at the Premises, whether such orders are filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices of any kind or nature in the Premises, and shall include all deposits not refunded to purchasers. Each sale on installment or for credit shall be treated as a sale in the Lease Year during which such sale takes place, irrespective of the time when Tenant shall receive payment therefor. Gross Sales shall not include sales of merchandise for which cash has been refunded; allowances made on merchandise which is defective; the amount of any sales, use or gross receipts tax imposed by any governmental authority directly on sales and collected from customers; transfers or sales to other stores of Tenant; discount sales to employees; sales price of fixtures, equipment or property sold not in the ordinary course of business; and the amounts of accounts receivable actually uncollected and charged off as bad debts.

          D. Tenant's Records. For the purpose of ascertaining the amount of Percentage Rent due, Tenant shall keep within the Denver metropolitan area books and records, kept in accordance with generally accepted accounting principles, containing all Gross Sales during each month of the term hereof, and all supporting records such as excise tax reports, state sales tax, business and occupation tax and gross income tax reports and receipts or invoices from vending machine companies. Such records shall be retained for at least four (4) years after expiration of the Term. Tenant shall retain for at least one (1) year after the expiration of each Lease Year all original sales records and sales slips. All such records shall be open to inspection and audit by Landlord and its agents at all reasonable times during ordinary business hours. Tenant hereby specifically authorizes and consents to Landlord obtaining any and all tax records relating to the operation of the business in the Premises including sales tax records. Tenant agrees to execute any consents necessary for Landlord to obtain such records.

          E. Reports by Tenant. On or before the twentieth (20th) day of the calendar month succeeding each calendar quarter during the Term hereof (including the twentieth (20th) day of the month following the expiration of the Term), Tenant shall deliver to Landlord at the place then fixed for payment of rental a written statement signed and certified to Landlord by Tenant to be an accurate statement of Gross Sales made during the preceding quarter or for so much of the quarter remaining in the event of termination of the Term, together with a copy of state sales tax receipts. In addition thereto, Tenant shall within sixty (60) days of the close of each Lease Year during the Term deliver to Landlord an audited statement certified to Landlord by an independent certified public accountant showing Gross Sales during the preceding year (the "Annual Statement of Gross Sales"). Any information obtained by Landlord shall be held in strict confidence except Landlord may inform the holder of any deed of trust on the building of the information contained in said reports.

          F. Audit. The acceptance by Landlord of payments of Percentage
Rent shall be without prejudice to Landlord's right to an examination of Tenant's books and records in order to verify the amount of Gross Sales received by Tenant. Landlord may cause, at any reasonable time, upon seventy-two (72) hours prior written notice to Tenant, a complete audit to be made of Tenant's Gross Sales. If such audit discloses an understatement of Gross Sales of two percent (2%) or more for any Lease Year, Tenant shall promptly pay to Landlord the reasonable costs of said audit in addition to the deficiency, together with interest on such deficiency in the amount of three percent (3%) per annum above the Prime Rate, as defined below, in effect from time to time during such period, from the date of underpayment to the date such deficiency is paid.

          G. Competition. Tenant agrees that it will not, during the term of this Lease, open for business, directly or indirectly, operate nor own any similar type of business within a radius of three (3) miles from the location of the Premises without first obtaining Landlord's prior written consent which may be given or withheld in its sole discretion. Any such consent, if given, shall be subject to such conditions as Landlord may deem reasonable.

     4.3 Advance Rent. Upon execution of this Lease, Tenant shall pay to Landlord two months' advance Minimum Rent in the total amount of Thirteen Thousand Nine Hundred Fifty and No/100 Dollars ($13,950.00). Such rent payments shall be in lieu of the Minimum Rent due for the first two full months for which Tenant is required to pay Minimum Rent, excluding any partial months.

     4.4 Late Payments; Interest. Any rents or other amounts owing hereunder which are not paid when due shall thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid. The Prime Rate shall be the prime rate as published in the money rates section of the Western Edition of the Wall Street Journal or its equivalent. Further, in the event any rents or other amounts owing hereunder are not paid within five (5) days after said amounts are due, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for any such late payment in the amount of two percent (2%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of three percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

         4.5 CAM. Tenant agrees to pay as an additional charge each month for its Pro Rata Share of the cost of operation and maintenance of the Center (including, among other costs, those incurred for lighting, water, sewage, painting, cleaning, policing, inspecting, insurance, landscaping, repairing, replacing, guarding and protecting) which may be incurred by Landlord in its reasonable discretion (collectively, "CAM"). Landlord shall make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Center, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The Minimum Rent, Percentage Rent and CAM payments are sometimes hereinafter collectively called "Rent" or "rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement or offset at such place as Landlord may designate from time-to-time. Expenditures for replacements, which are capital improvements, shall be amortized at twelve percent (12%) over the useful life of such capital improvement (as determined by Landlord's accountants). Notwithstanding anything herein to the contrary, Tenant shall repair and maintain the common area, including without limitation, the parking lot, lights, landscaping ("Repairs") during the term hereof. Tenant shall bill Landlord for the reasonable cost of said Repairs, less Tenant's Pro Rata Share and plus Landlord's parking lot repair obligation (as described in Section 11.2), which bill shall be accompanied by a detailed description of the work completed and evidence of payment of the same acceptable to Landlord. To the extent that Landlord has the right to and collects the same (except for Landlord's parking lot repair obligation) from its other tenant's in the Center, Landlord shall pay over the same to Tenant. Landlord shall pay Tenant Landlord's parking lot repair obligation, if said Repairs encompass parking lot repairs. Tenant shall perform the Repairs in a commercially reasonable manner so as to cause the Center to be maintained in good condition and repair which is acceptable to Landlord (the "Maintenance Standard"). In the event that Tenant is not performing the Repairs to the Maintenance Standard, as reasonably determined by Landlord, then Tenant shall cease to perform the Repairs upon receipt of written notice from Landlord.

                                   ARTICLE 5
                             TAXES AND ASSESSMENTS

         5.1 Taxes on Tenant's Business Operations and Personal Property. Tenant shall cause to be paid all sales taxes levied in connection with operations on the Premises, as well as all taxes levied against the leasehold held by Tenant, or against its personal property, leasehold improvements, additions, alterations and fixtures on the Premises.

         5.2 Taxes on the Premises. Tenant shall pay its Pro Rata Share of all real property taxes and assessments (including general and special assessments), hereinafter sometimes jointly called "Real Estate Taxes", which may be levied or assessed by any lawful authority against the Center, except for t5,000 which shall be paid by Landlord. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Center as a result of the use, ownership or operation of the Center or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, in no event shall the term Real Estate Taxes, as used herein, include any net federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Such real estate taxes shall be paid prior to delinquency but may be paid in installments if installment payments are allowed by the taxing authorities.

         5.3 Proration and Seqregation. Real Property Taxes shall be prorated, and Tenant shall pay those pertaining to the Term. "Tenant's Pro Rata Share" shall mean, subject to the limitations hereinafter set forth, a fraction, the numerator of which is the rentable square feet comprising the Premises and the denominator of which is the rentable square feet comprising the Center (the "Rentable Area"), which is currently 24,600. In the event Tenant, at any time during the Term, or any extensions thereof, leases additional space in the Center, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

         5.4 Contests. Tenant, at its cost, may contest, object to or oppose, (herein "Contest") any tax, assessment, imposition or charge of which Tenant is required by this Lease to pay all or a portion, provided that prompt notice of such contest shall be given to Landlord, and provided further that such contest is reasonable in the judgment of Tenant under the circumstances at the time such contest is to be made. Landlord agrees to cooperate fully with Tenant in contesting, objecting or opposing such, (including bringing the contest in the name of the Landlord if required) provided that Tenant reimburses Landlord for all costs incurred. Tenant shall not submit nor allow any submission to be made to any public entity with respect to said Contest without Landlord's prior written approval of said submission which approval may be withheld in Landlord's sole discretion.

                                   ARTICLE 6
                                   INSURANCE

         6.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any other person or entity, whomsoever, for any injury to person or damage to or loss of property on or about the Premises or the common area caused by the negligence or misconduct of Tenant, its employees, subtenant, licensees or concessionaires, or of any other person entering the Center under the express or implied invitation of Tenant, or arising out of the use of the premises by tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder or resulting from any other cause except Landlord's gross negligence or willful misconduct, and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expense or claims arising out of such damage or injury.

         6.2 Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the Premises, or by the condition of the Premises, the limits of such policy or policies to be in an amount not less than $3,000,000 in respect of injuries to or death of any one person, and in an amount not less than $3,000,000 in respect of any one accident or disaster, and in an amount not less than $1,000,000 in respect of property damaged or destroyed, and to be written by insurance companies satisfactory to Landlord. Tenant shall obtain and maintain throughout the term of this Lease "all risk" or "multiperil" insurance on and for the full cost of replacement of all of Tenant's Property and betterments in the Premises, including, without limitation all furniture, fixtures, personal property and all tenant finish. All such insurance policies shall name Landlord as an additional insured thereon. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least thirty days prior to the expiration of the respective policy terms. In addition to the remedies provided in this Lease, Landlord may, but is not obligated to obtain such insurance and Tenant shall pay to Landlord upon demand as additional rental the reasonable premium cost thereof plus interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repaid by Tenant.

         6.3 Landlord and Tenant agree and covenant that neither shall be liable to the other for loss arising out of damage to or destruction of the Premises or contents thereof when such loss is caused by any perils included within standard fire and extended coverage insurance policy of the state in which the Premises is situated; this Agreement shall be binding whether or not such damage or destruction be caused by negligence of either party or their agents, employees or visitors.

         6.4 Landlord and Landlord's agents and employees shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to property caused by the Premises or other portions of the Center becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant or any other person or entity whomsoever for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Center or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. With respect to latent or patent defects in the Premises or in the building of which they form a part, Landlord's liability shall not extend beyond one year from the date of substantial completion of the construction of the Premises, whether or not such defects are discovered within such one-year period. Tenant shall indemnify and hold Landlord harmless from any loss, cost, expense or claims arising out of such injury or damage referred to in this paragraph 6.4.

                                   ARTICLE 7
                       TENANT ALTERATIONS; TRADE FIXTURES

         7.1 Right to Make Alterations. Tenant shall not, without first obtaining Landlord's written approval, make (or cause to be made) any alterations to the exterior or interior of the Premises. Tenant shall be permitted to make nonstructural changes or improvements to the interior of the Premises in an amount not to exceed $25,000 in any consecutive twelve (12) month period without first obtaining Landlord's written approval. Any work done by Tenant shall be done in a good and workmanlike manner, in compliance with all governmental requirements, to which the Landlord may be a party and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Center. Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage. Landlord shall cooperate, at no cost to Landlord, with Tenant in securing the necessary permits and authority to perform any such work. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures) which may be made or installed by either party upon the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Premises to their original condition at Tenant's expense. Any linoleum, carpeting or other floor covering which may be cemented or otherwise affixed to the floor of the Premises is a permanent fixture and shall become the property of Landlord without credit or compensation to Tenant. Tenant shall notify Landlord of the names and addresses of all persons and companies scheduled to perform improvements on the Premises no later than five (5) business days prior to the commencement of said work.

         Tenant agrees that all venting, opening, sealing, waterproofing or any altering of the roof shall be performed by

Landlord's roofing contractor at Tenant's expense and that when completed Tenant shall furnish to Landlord a certificate from Landlord's roofing contractor that all such alterations approved by Landlord have been completed in accordance with the plans and specifications therefor approved by Landlord.

         7.2 Trade Fixtures. Tenant's personal property, signs and trade fixtures in the Premises shall be and remain Tenant's property and may be installed, removed or replaced from time to time, provided that Tenant shall promptly repair any damage to the Premises caused thereby.

         7.3 Liens. Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Term) of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanics' liens, and other liens on account of work done for Tenant or persons claiming under it, excluding any Tenant Finish Work performed by Landlord pursuant to the Rider. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within twenty (20) days after notice from Landlord. If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

                                   ARTICLE 8
                                INDEMNIFICATION

         8.1 Tenant's Indemnity. Tenant shall, during the Term, indemnify, defend and hold harmless Landlord from any and all actions, claims, demands, penalties or liabilities which result from Tenant's operations at the Premises during the Term, including any liens arising out of work contracted for by Tenant and any claims arising from the breach or default of any obligation imposed on Tenant by this Lease.

         8.2 Landlord's Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from any and all actions, claims, demands, penalties or liabilities including any injury to any person or damage to any property on the Premises or any other claim, liability or expense, arising as the result of any violation of law by Landlord, or arising from the breach or default by Landlord of any obligation imposed on Landlord by Tenant according to the terms of this Lease.

                                   ARTICLE 9
                         USE CONTROLS AND RESTRICTIONS

         9.1 Use of Premises.

             A. Tenant shall occupy, use and operate the Premises for the operation of a natural, retail grocery store and other related and incidental uses, including but not limited to a delicatessen, juice bar, or the offering of educational or instructional classes, and for no other purpose. Tenant shall have full right and authority to use the parking lot in the Center for parking and periodic sidewalk and tent sales in connection with its operations so long as such use does not unreasonably interfere with the use of the adjoining tenant. Subject to the terms and conditions of existing leases in the Center, as they may be modified, extended, amended or renewed, Tenant shall be entitled to use all of the Center parking except for fifteen (15) spaces in the front part of the Center and five (5) spaces in the back or side (at Landlord's election) portion of the Center. Between the hours of 1:00 a.m. and 4:30 a.m., the adjoining tenant shall have first priority to use substantially all of the parking spaces in the Center. Tenant acknowledges that its use of the parking area for purposes other than parking is subject to applicable zoning and building codes and other rules, regulations, laws, and ordinances and codes which may be in effect or promulgated from time to time by applicable governmental agencies or authorities. Tenant's liability insurance shall govern its use and occupancy of the common area prior to Landlord's insurance for the same. Tenant shall cause all trash and debris to be removed and policed and damage promptly repaired relating to is use of the common area for other than parking.

             B. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, and regulations of the United States, the State of Colorado, or of the City and County of Denver ("Applicable Laws") now in effect, or which may hereafter be in effect, which shall impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises or Tenant's use, occupation, alteration, or Repairs of the common areas of the Center. Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant agrees that it will not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building any substance which may be deemed a hazardous substance or infectious waste under any state, local or federal rule, statute, law, regulation or ordinance as may be promulgated or amended from time to time.

             C. Tenant agrees to operate the above-described business in the Premises in a commercially reasonable manner during the entire Term continuously in one hundred percent (100%) of the Premises during each hour of the entire Term when Tenant is required under this Lease to be open for business. Said business will be conducted with a commercially reasonably amount of staff and stock of merchandise, using only such portions of the Premises for storage and office purposes as are reasonably required.

                If Tenant needs to conduct repairs or refurbish the Premises, which shall require the temporary closing of Tenant's business, then Landlord agrees not to unreasonably withhold consent to such temporary shut down provided Tenant gives Landlord prior written notice thereof and otherwise complies with the provisions of this Lease concerning alterations and repairs.

             D. The business of Tenant shall be conducted in its own name unless another name shall first submitted to Landlord in writing. Tenant shall conduct its business in the Premises and will keep the Premises open for business during hours customary for natural grocery stores in the Denver metro area.

             E. The Leased Premises shall not be used for any use except as specifically set forth in Section 9 nor in any event shall it be used for the carrying on of any barter, trade, or exchange of goods, or sales through promotional give-away gimmicks, or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the high quality character of the Center nor shall Tenant keep, use, sell, or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Center.

                                   ARTICLE 10
                                PUBLIC UTILITIES

         10.1 Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all utilities serving the Premises which can be separately metered or submetered, including but not limited to electrical, sewer, water, natural gas and telephone as may be required by Tenant in the use of the Premises. Tenant shall directly pay for all such utilities, the cost of installing any meters or submeters and any fees or costs for the installation or connection thereof, at the rates charged for such utilities by said authority or utility or if the service is separately metered but cannot be paid directly to the utility, then at the rate charged by Landlord. The failure of Tenant to obtain or to continue to receive such utilities for any reason whatsoever shall not relieve Tenant of any of its obligations under the Lease.

                                   ARTICLE 11
                    MAINTENANCE OF PREMISES AND COMMON AREA

         11.1 Tenant's Maintenance of Premises. Tenant shall, during the Term, maintain, make all necessary repairs to, and keep the interior nonstructural portions of the building of the Premises in good condition and repair, ordinary wear and tear excepted, including the following equipment and systems, whether on the interior or exterior of the building: mechanical equipment, electrical equipment, heating, ventilation and air conditioning ("HVAC") and store front and plate glass. Subject to Landlord's obligation to make repairs in the event of certain casualties, as set forth in
Article 12 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including but not limited to, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant's property or betterments in the Premises.

         11.2 Landlord's Maintenance of Parkinq Lot. Landlord will upgrade, repair and maintain the parking lot at its sole cost and expense, up to a maximum of $3,000 per year, with such $3,000 to be accumulated for years in which none or only some of such amount is expended. Tenant shall be responsible for its pro-rata cost of such further work as part of CAM. Landlord shall use reasonable efforts to enforce its roof warranty during the term of this Lease.

         11.3 Landlord's Entry. Upon reasonable prior written notice delivered to Tenant, Landlord may enter the Premises to inspect the same or to perform Landlord's maintenance and repairs, provided, however, that such entry shall not unnecessarily interfere with Tenant's use of the Premises nor the conducting of business thereon. Except in emergencies, such entry shall be during business hours after Tenant has received such notice and has approved the time and method of such entry, which approval shall not be unreasonably withheld.

                                   ARTICLE 12
                          CASUALTY AND RECONSTRUCTION

         12.1 Damaqe to Premises. If, during the Term, the Premises are damaged by a casualty, such as fire, earthquake or unusual weather or an event causing sudden damage (in this Article collectively a "Casualty"), the following shall apply. For the purpose of this Article, "Proceeds" are any proceeds of casualty insurance Landlord or Tenant is required hereby to carry or damages recoverable from a third party which are received or recoverable by Landlord or Tenant as a result of the occurrence on account of the damage, less actual, out-of-pocket costs of collection.

         If the Premises is damaged by a Casualty, which is a risk covered by casualty insurance that either Landlord or Tenant is required hereby to carry, Tenant shall promptly commence and prosecute with diligence reconstruction of the Premises and its sign, fixtures, equipment and the other items necessary to reconstruct the Premises to a condition substantially equivalent to its condition immediately before the Casualty. Tenant's obligation to rebuild as provided herein shall be subject to insurance proceeds available to Tenant plus applicable deductibles. Tenant shall use its best efforts to complete such reconstruction as soon as possible after the casualty. Although Tenant's insurance shall be primary, Landlord shall deliver to Tenant its insurance proceeds attributable to said casualty and property owned by Landlord.

         12.2 Abatement of Rental. If by a casualty any portion of the Premises is damaged, and as a result of such damage Tenant's operations are interfered with to the extent that Gross Sales decrease by seven percent (7%) or more as a result thereof for a period of five days or more, to the extent of rental interruption proceeds received by Landlord, Tenant's obligations to pay Minimum Rent shall abate in a just proportion to the duration and extent of such interference with Tenant's operations in the Premises, and such abatement shall continue until the earlier of the time Landlord's repairs are completed or this Lease terminates. Tenant agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent practicable.

                                   ARTICLE 13
                     CONDEMNATION; EXERCISE OF POLICE POWER

         13.1 Effect of Condemnation. If, after the date hereof all or any portion of the Premises shall be taken by eminent domain, or substantially interfered with by governmental action (herein collectively called a "Taking"), the following shall be applicable:

              A. Taking of Entire Market. If the entire Premises shall be taken, this Lease shall terminate as of the Taking. Landlord shall thereupon repay to Tenant (subject to deduction for all charges then currently due Landlord under the terms of this Lease) its pro rata share of prepaid rents and other sums due hereunder.

              B. Takinq of Premises. If part, but not all, of the Premises shall be taken by condemnation, Tenant may elect to terminate this Lease as of the Taking, if said taking is in excess of ten percent (10%) of the Premises and, in Tenant's reasonable judgment, after such Taking the remaining portion of the Premises, as constructed or reconstructed, will be unsuitable for the conduct of Tenant's business. If Tenant elects to so terminate, it shall notify Landlord within thirty (30) days after the Taking or lose such right to terminate.

              C. Distribution of Award. All compensation awarded for any Taking (or the proceeds of private sale in lieu thereof) of the Premises or Center shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and other property if a separate award for such items is made to Tenant.

                                   ARTICLE 14
                             ASSIGNMENT; SUBLETTING

         14.1 Landlord's Consent.

              A. Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. If Tenant is a corporation, the sale or transfer of more than fifty percent (50%) of the Tenant's stock shall constitute an assignment for purposes of this lease. Tenant shall pay to Landlord an up front fee of $200.00 to compensate Landlord for the time and expense of reviewing any request and documentation regarding assignment or subletting. This administrative fee shall be in addition to any other monetary or non-monetary terms associated with the assignment or subletting. Consent by Landlord to one or more assignment or subtenants shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rental herein specified and for compliance with all of its other obligations under this lease.

              B. If Tenant desires at any time to assign this Lease or any portion thereof, it shall, at least sixty (60) days prior to the proposed commencement of the proposed assignment, notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee;
(ii) the nature of the proposed assignee's business to be carried on at the Premises; and (iii) the last published certified financial statements (or other evidence of net worth) of the prospective assignee.

              C. Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Premises.

         14.2 Encumbrances. Upon request by Tenant, provided Tenant is not in default hereunder, Landlord agrees to subordinate its liens (common law and statutory) that exist or may exist on Tenant's Property, to the properly perfected and filed lien of any bona fide, third party and unaffiliated bank, leasing company or other party making a loan or granting credit to Tenant.

                                   ARTICLE 15
                               DEFAULT OF TENANT

         15.1 Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

              A.  Non-curable defaults:

                  1. Any involuntary transfer of Tenant's interest in this Lease or except as otherwise allowed by this Lease, any voluntary transfer of Tenant's interest in this Lease, without Owner's prior written consent.

                  2. If the leasehold interest of Tenant is levied upon under execution or is attached by process of law and said levy or attachment is not promptly released.

                  3. Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                  4. Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease.

                  5. A receiver or Trustee shall be appointed for all Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

                  6. Tenant shall desert or vacate any substantial portion of the Premises.

                  7. The Business operated by Tenant shall be closed for failure to pay any State sales tax as required or for any other reason.

              B.  Curable Defaults

                  1. The failure by Tenant to make any payment of Minimum Rent or any other payment required to be made by Tenant hereunder within ten (10) days of when due. If Tenant does not fully cure such default within said ten
(10) days.

                  2. The failure by Tenant to observe or perform any covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than the aforementioned defaults, if Tenant does not fully cure any such default within 30 days after Tenant has been given notice of such default. Provided, however, if any such default cannot reasonably be cured within said 30 days (the "Cure Period"), Tenant shall not be in default of this Lease, if Tenant commences to cure the default within the Cure Period and diligently and in good faith continues to cure the default until completions and provides Landlord with evidence of the same.

         15.2 Remedies. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

              A. Terminate this lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rental, enter upon and take possession of the Demised premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof without being liable for prosecution or any claim of damages therefor.

              B. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof without being liable for prosecution or any claim for damages therefor with or without having terminated the lease.

              C. Enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

              D. Alter all locks and other security devices at the Premises without terminating this lease.

         15.3 Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devises and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         15.4 In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the difference between
(1) the minimum rent plus Tenant's CAM charges hereunder for the remaining portion of the lease Term (had such term not been terminated by Landlord prior to the date of expiration), and (2) the then present value of the then fair rental value of the Premises for such period.

         15.5 In the event that Landlord elects to repossess the Premises without terminating the lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Article 1 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 15.6 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this
Section 15 may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

         15.6 In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein. In addition to any sum provided to be paid above, commercially reasonably brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorneys' fees.

         15.7 In the event of termination or repossession of the Premises for an event of default, Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose.

         15.8 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

         15.9 In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment of the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the County in which the Premises is located: and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord's making any nature of investigation or inquiry as to the validity of the factual OI legal basis upon which Claimant purports to act: and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other Property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

                                   ARTICLE 16
                              DEFAULT OF LANDLORD

         16.1 Events of Default. The following are defaults by Landlord:

              A. Landlord's failure, when required Hereunder, to pay any sum that Landlord is required to pay or provide under this Lease if such failure continues for fifteen (15) days after written notice of such failure from Tenant to Landlord;

              B. Landlord's failure, when required hereunder, to perform any other obligation of Landlord if such failure continues for thirty (30) days after written notice from Tenant to Landlord of such default, provided that if such failure cannot reasonably be cured by the end of such thirty (30) day period, Landlord shall not be in default if Landlord commences reasonable efforts to cure such failure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         16.2 Tenant's Remedies. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of the Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice Tenant shalt not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Center and not thereafter.

         The term "Landlord" shall mean only the owner, for the time being of the Center, and in the event of transfer by such owner of its interest in the Center, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership.

         Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the Center; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Party Landlord.

                                   ARTICLE 17
                               SERVICE OF NOTICE

         17.1 Manner of Service and Addresses. All notices, rental agreements, approvals, consents or demands (herein collectively

"Notice"), which either party desires to serve upon the other pursuant to this Lease must be in writing and, shall be deemed served if enclosed in a sealed envelope and delivered or mailed as provided herein to the specified address(es). Notices shall be addressed to Landlord at:

         AGF Property Management Corp.
         410 17th Street, Suite 800
         Denver, CO 80202

Notices shall be addressed to Tenant at:

         Wild Oats Markets, Inc.
         1668 Valtec Lane
         Boulder, Co. 80301
         ATT: Michael C. Gilliland

         Any mailed Notice shall be deposited in the United States Post Office, postage prepaid, registered or certified, return receipt requested. A Notice shall be effective upon delivery to the address designated by a party for the receipt of Notices. Either party may change its foregoing address by a Notice of such change to the other party.

                                   ARTICLE 18
                    AUTHORITY; OUIET ENJOYMENT; ENCUMBRANCES

         18.1 Ouiet Enjoyment. Landlord further warrants that so long as Tenant is not in default of this Lease, then Tenant shall, during the Term hereof, subject to the terms and conditions of this Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Premises, together with all rights and privileges herein granted.

         18.2 Subordination.

              A. This Lease, at Landlord's option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Center, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof, provided that as long as Tenant is not in default under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall terminate Tenant's rights under this Lease including its rights of quiet enjoyment. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. Landlord hereby represents that as of the date hereof, there are no deeds of trust secured by the Center. If Landlord causes a deed of trust to be placed against the Center, then Landlord shall prior to the execution thereof deliver to Tenant a nondisturbance agreement from the holder of said deed of trust in accordance with the terms of this subsection 18.2.A.

              B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

              C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

              D. Tenant hereby agrees to attorn to all successor owners of the Center, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

                                   ARTICLE 19
                          REMOVAL OF TENANT'S PROPERTY

         A. All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor and Tenant shall pay Lands expenses incurred in connection with the disposition of such property.

         B. Subject to Section 14.2, Tenant hereby conveys a security interest to Landlord in all of Tenant's Property, except its inventory of grocery products, situated on the Premises as security for the payment of all rents and other amounts due or to become due hereunder, and Tenant shall execute such documents as Landlord may reasonably require to evidence and perfect Landlord's security interest therein. For this purpose, this Lease shall be considered to be a security agreement covering such property and Landlord, upon the occurrence of an event of default hereunder, may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado. Such security interest shall be prior and superior to any other security interest, except as otherwise provided herein. Landlord's security interest shall extend to replacements of property removed from the Premises and to the proceeds from the sale of any Tenant's Property.

                                   ARTICLE 20
                                    GENERAL

         20.1 Riqhts Cumulative. Each and all of the rights, powers, options and remedies of Landlord and Tenant contained herein shall be cumulative and not exclusive.

         20.2 Delay Not Waiver. Any delay of Landlord or Tenant in enforcing any right or remedy shall not waive, affect, diminish, suspend or exhaust any right or remedy. No act or omission, or series of acts or omissions, by either party as to any failure of the other to fully perform this Lease shall be deemed to be a waiver by such party of the right at all times thereafter to insist upon full and complete performance and in accordance with this Lease.

         20.3 Modifications Only by Writing. None of the provisions of this Lease shall be changed or waived except by a written instrument executed by the parties to be bound.

         20.4 Successors and Assiqns. Subject to the prohibitions herein on assignment or transfer, each of the covenants and conditions hereof shall inure to the benefit of and shall bind (as the case may be) each of the successors and assigns of the respective parties hereto, and any reference herein to Landlord or Tenant shall include their respective successors and assigns.

         20.5 Captions. The captions of Articles and Sections of this lease are for convenience only and do not limit or amplify the covenants and conditions of this Lease.

         20.6 Construction of Lanquaqe of Lease; Governing Law. This Lease shall be construed according to its fair meaning, and not strictly for or against Landlord or Tenant. This Lease shall be governed by, and construed in accordance with, the laws of the State of Colorado.

         20.7 Estopped Certificate. Each party shall, within five (5) business days' written request from the other party, execute to the requesting party a written statement certifying, to the best of its knowledge, whether or not this Lease is modified and whether or not this Lease is in full force and effect (or, if there have been modifications, stating those modifications), the date to which rental and any other charges have been paid, whether or not, to its knowledge, either party has failed to perform an obligation under this Lease, and if so, the nature of the failure, and such other items as said requesting party may reasonably request. Such a statement may be relied upon by a party or any transferee, mortgagee, or encumbrancer. A statement hereunder may be requested by either party from the other at any time and from time to time.

         20.8 Entire Aqreement. This instrument reflects and merges all of the prior agreements and negotiations of the parties hereto, and contains their entire agreement.

         20.9 Time of Essence: Extensions. Time is of the essence of this instrument, although any period of time herein may be extended in the event the parties so agree in writing.

         20.10 Other Documents. Each party shall furnish to the other party, upon request, such other documents as may be reasonably required in order to carry out the provisions of this Lease.

         20.11 Exhibits. The Exhibits herein referred to are attached and made a part hereof as if fully set forth.

         20.12 Force Maieure. If either party except as otherwise herein specifically provided, shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such acts shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not operate to excuse Tenant from the prompt payment of Minimum Rent, Percentage Rent or any other payments required by the terms of this Lease.

         20.13 Additional Space. Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to lease approximately 6,000 rentable square feet of space adjacent to the Premises in the Center (the "Right of First Offer Space") as depicted on EXHIBIT C attached hereto on the following basis:

               A. Tenant shall have ten (10) days after being notified by Landlord, in writing, of Landlord's desire to lease the Right of First Offer Space (which notice is hereinafter referred to as "Landlord's Notice") within which to notify Landlord, in writing, if Tenant desires to exercise its Right of First Offer as to such space. Tenant's Right of First Offer hereunder shall be subject and subordinate to all rights of extension, expansion, or first offer or refusal as to the Right of First Offer Space in favor of other tenants in the Center in existence as of the date of this Lease. Landlord shall have the right to determine the exact square footage of the Right of First Offer Space at the time such space or any portion thereof is offered to Tenant pursuant to the provisions of this Paragraph. Tenant must take all of the Right of First Offer Space and may not elect to lease a portion thereof.

               B. Such space shall be offered to Tenant upon the terms and conditions of this Lease; however, the Minimum Rent and Pro Rata Share shall be increased based upon number of square feet in the Right of First Offer Space.

               C. If Tenant does not notify Landlord within such ten (10) day period, it shall be conclusively presumed that Tenant does not desire to exercise its Right of First Offer, Landlord shall be free to lease such space to anyone whom it desires, and Tenant shall have no further rights with respect to such space.

               D. If Tenant elects to add the Right of First Offer Space to the Lease, Tenant will accept such space in its "as is" condition without any remodeling work or fix-up work being performed by Landlord. All costs in connection with preparing the Right of First Offer Space for occupancy by Tenant, including but not limited to costs of compliance with all applicable laws, codes, or ordinances, shall be borne by Tenant.

               E. All notifications contemplated by this Paragraph, whether from Tenant to Landlord, or from Landlord to Tenant, shall be in writing and shall be given in the manner provided in the Lease.

               G. Tenant's right to exercise the Right of First Offer shall be conditioned on: (i) Tenant not being in default under the Lease at the time of the exercise of the Right of First Offer or as of the date on which Tenant's occupancy of the Right of First Offer Space is scheduled to commence; (ii) Tenant not having subleased more than twenty-five percent (25%) of the Premises, assigned its interest under the Lease, or having vacated more than twenty-five percent (25%) of the Premises as of the date on which Tenant's occupancy of the Right of First Offer Space is scheduled to commence; and (iii) there being at least two (2) years remaining in the Term. Notwithstanding the foregoing, if there are less than two (2) years remaining in the Term but the Right of First Offer would otherwise be available to Tenant hereunder and an option to extend the Term is then available to Tenant under the other provisions of this Lease, Tenant shall have the right to exercise its Right of First Offer provided that Tenant simultaneously exercises its option to extend the Term.

         20.14 Riqht to Purchase. Provided Tenant is not in default hereunder, at any time during the first twenty-four (24) months of the Lease Term, Tenant shall have the right to purchase the Center for the amount of $2,250,000, payable by wire transfer of good funds as directed by Landlord. Tenant must provide Landlord with no less than sixty (60) days advance written notice of its intent to so purchase. If Tenant does not notify Landlord within such sixty
(60) day period, it shall be conclusively presumed that Tenant does not desire to exercise its right to purchase, and Tenant shall have no further rights to purchase the same. At closing, the parties shall prorate all rents, taxes, utilities and similar items. If Tenant exercises such right, the property shall be transferred in its then "as is" condition and subject to all existing leases and tenancies, and the parties shall enter into an assignment and assumption agreement with regard to all outstanding leases, liabilities and obligations of Landlord relating to the Center.

         20.15 Authority. All persons executing this Lease represent and warrant that they have full power and authority to do so on behalf of their respective party.

         20.16 This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and an opportunity granted to Landlord to correct such violation as provided in herein.

         20.17 If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

         20.18 Brokerage. Tenant hereby represents and warrants that Tenant has not employed any broker in regard to this Lease and that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction, except for CB Commercial. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant.

         20.19 Recording. Tenant agrees not to place this Lease of record unless requested to execute a Memorandum of Lease by

Landlord, which may, at the Landlord's option, be placed of record. In addition, if requested by the Landlord, the Tenant will execute a memorandum of lease to be filed with the Colorado Department of Revenue on such form as may be prescribed by said department within ten (10) days after the execution of this Lease or any other such memorandum so that the Landlord may avail itself of the provisions of the statutes such as Section 39-22-604(7)(c) of the Colorado Revised Statutes (1994). Any recording by Tenant without Landlord's prior written consent shall be deemed a default hereof.

         20.20 Asbestos Remediation Allowance. Landlord hereby grants to Tenant an asbestos remediation allowance equal to $25,500.00 (the "Allowance"). Said Allowance shall be paid to Tenant upon completion actions approved by Landlord designed to remediate the asbestos in the floor tiles or mastic in the Premises (the "Remediation"). Tenant's contractor and contract for the Remediation shall be subject to Landlord prior review and approval. If the cost of the Remediation is in excess of the Allowance, then Tenant agrees that it shall pay for said work in excess of the Allowance. The Remediation shall be performed in accordance with the terms and conditions of this Lease for the performance of any improvements in the Premises. Prior to receipt of the Allowance, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of Tenant's compliance with the terms and conditions hereof, including, without limitation, lien releases from contractors and subcontractors, construction permits, and asbestos disposal manifests.

         20.21 Termination Right. Tenant shall have the right to terminate this Lease by delivering written notice to Landlord on or before October 28, 1994, provided the estimated cost of performing the Remediation (based upon three bids) is in excess of $37,200. Tenant's notice shall contain copies of the bids. If Landlord notifies Tenant within three (3) business days after receiving Tenant's notice of its election to terminate, that Landlord will pay the difference between the estimated cost of Remediation and $37,200, then Tenant's termination notice shall be void and of no force or effect. If no notice is given by Tenant to Landlord as provided above, then Tenants right to terminate as contained in this section 20.21 shall terminate and be of no force or effect.

         IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first set forth above.

     Landlord: AGF Property Management Corp.


     By:  /s/ PRESIDENT, AGF PROPERTY
              MANAGEMENT CORP.
          ----------------------------------------
          Its:    President
              ------------------------------------

     Tenant:    Wild Oats Markets, Inc.


     By:  Bennett Bertoli
          ----------------------------------------
     Its: Assistant Secretary
          ----------------------------------------


                                   EXHIBIT A

                                    PREMISES

(Site layout of premise, including building and lot, showing its borders with Pearl Street and Washington Street)

                                   EXHIBIT B

                                     CENTER


BEGINNING AT A POINT ON THE WEST LINE OF LOT 2, BLOCK 2, SHERMAN SUBDIVISION, ACCORDING TO THE RECORDED PLAT THEREOF, SAID POINT LYING 3.3 FEET NORTH OF THE SOUTHWEST CORNER OF SAID LOT 2, THENCE EAST AND PARALLEL TO THE SOUTH LINE OF SAID LOT 2, 132.50 FEET; THENCE SOUTH AT RIGHT ANGLE 53.30 FEET; THENCE EAST AT RIGHT ANGLE 132.50 FEET TO A POINT BEING THE NORTHEAST CORNER OF LOT 44 OF SAID BLOCK 2; THENCE SOUTH AT RIGHT ANGLE AND ALONG THE EAST LINE OF SAID BLOCK 2,
437.5 FEET; THENCE WEST AT RIGHT ANGLE 12.14 FEET; THENCE RIGHT AN ANGLE OF 45 DEGREES 49 MINUTES 45 SECONDS, 104.56 FEET; THENCE LEFT AN ANGLE OF 2 DEGREES 40 MINUTES 36 SECONDS, 54.33 FEET; THENCE RIGHT AN ANGLE OF 6 DEGREES 11 MINUTES 10 SECONDS 214.87 FEET TO A POINT ON THE WEST LINE OF LOT 11 OF SAID BLOCK 2 AND LYING 13.00 FEET NORTH OF THE SOUTHWEST CORNER OF SAID LOT 11; THENCE RIGHT AN ANGLE OF 40 DEGREES 39 MINUETS 33 SECONDS AND ALONG THE WEST LINE OF SAID BLOCK 2, 215.30 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO. TOGETHER WITH AN EASEMENT AND RIGHT-OF-WAY FOR VEHICULAR AND PEDESTRIAN TRAFFIC ACROSS, IN AND THROUGH THE FOLLOWING PROPERTY; ALL THAT PORTION OF THE VACATED ALLEY LYING NORTH OF THE ABOVE DESCRIBED PROPERTY TO EAST MISSISSIPPI AVE., AS SET FORTH IN INSTRUMENTS RECORDED APRIL 7, 1966 IN BOOK 9584 AT PAGE 87 AND RECORDED JUNE 8, 1966 IN BOOK 9608 AT PAGE 620, COUNTY OF DENVER, STATE OF COLORADO.

                                   EXHIBIT C

                           RIGHT OF FIRST OFFER SPACE


(Site layout of premise, including building and lot, showing its borders with Pearl Street and Washington Street, noting right of first offer space)